As filed with the Securities and Exchange Commission on
                           September 3, 1998
                                       Registration No. 333-35563
   =================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                           ------------------
                                FORM S-8
                   REGISTRATION STATEMENT UNDER THE
                        SECURITIES ACT OF 1933
                           ------------------

                VASCO DATA SECURITY INTERNATIONAL, INC.
        (Exact name of registrant as specified in its charter)

                               DELAWARE
    (State or other jurisdiction of incorporation or organization)

                               36-4169320
                 (I.R.S. Employer Identification No.)

                     1901 South Meyers Road, Suite 210
                     Oakbrook Terrace, Illinois 60181
    (Address, including zip code, of Principal Executive Offices)


               1997 VASCO DATA SECURITY INTERNATIONAL, INC.
                             STOCK OPTION PLAN
                         (Full title of the plan)

                            T. KENDALL HUNT
                 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     1901 South Meyers Road, Suite 210
                     Oakbrook Terrace, Illinois 60181
                             (630) 932-8844
     (Name, address and telephone number, including area code, of agent for service)
                             -------------

                    Calculation of Registration Fee

   Title of                            Proposed
   securities to be    Amount to be    Maximum Price
   be registered(1)    Registered(1)   Per Share(2)
   ----------------    -------------   ---------------
   Common Stock,       5,000,000       $4.0625
   $.001 par value


   Proposed
   Maximum
   Aggregate      Amount of
   Offering       Registration
   Price(2)       Fee
   -----------    ------------
   $20,312,500    $5,992.19

   -------------------
        (1)  This registration statement (the "Registration
   Statement") covers shares of the Common Stock, $.001 par value
   (the "Common Stock"), of VASCO Data Security International, Inc. the "Company"), which may be offered and sold from time to time pursuant to the 1997 VASCO Data Security International, Inc. Stock Option Plan, as amended (the "Plan")(5,000,000 shares). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.

        (2)  Estimated pursuant to paragraphs (c) and (h) of Rule
   457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on September 1, 1998, as reported on the Over-the-Counter Bulletin Board.
   =================================================================
                                  PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   Item 1.   Plan Information.

        Omitted as permitted pursuant to Rule 428 and Form S-8.

   Item 2.   Registrant Information.

        Omitted as permitted pursuant to Rule 428 and Form S-8.

                                  PART II

                   INFORMATION REQUIRED IN REGISTRATION
                 STATEMENT AND NOT REQUIRED IN PROSPECTUS

   Item 3.   Incorporation of Documents by Reference

        The following documents of VASCO Data Security International, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

        A. The description of the Company's Common Stock, $.001 par value, contained in the Company's Registration Statement on Form S-4 (File No. 333-35563), filed with the Commission on September 12, 1997, including any other amendment or report filed for the purpose of updating such description.

        B. The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        C. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

        D. The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1998;

        E. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

   Item 4.   Description of Securities

        Not applicable.

   Item 5.   Interests of Named Experts and Counsel

        Not applicable.

   Item 6.   Indemnification of Directors and Officers

       Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

        Article V of the Bylaws of Company provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article V, the Company shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        Article SIXTH of the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Any amendment, modification or repeal of Article SIXTH shall not adversely affect any right or protection of a director of the Company in respect of any act or omission occurring prior to such amendment, modification or repeal.

        The Company has a binder for directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries as the case may be.

   Item 7.   Exemption from Registration

        Not applicable.

   Item 8.   Exhibits

   Exhibit
   Number    Name of Exhibit
   -------   -----------------------------------------------

    5        Opinion of Schnader Harrison Segal & Lewis LLP

   15        N/A

   23.1      Consent of KPMG Peat Marwick LLP

   23.2      Consent of Schnader Harrison Segal & Lewis LLP (Included in
             Exhibit 5)

   24        Powers of Attorney (included on signature page)

   99        N/A


   Item 9.   Undertakings

        (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as ex-pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook Terrace, State of Illinois, on September 3, 1998.


                        VASCO Data Security International, Inc.

                       By:    /s/ T. KENDALL HUNT
                                 T. Kendall Hunt,
                                 Chairman of the Board, Chief
                                 Executive Officer and President


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 3RD DAY
   OF SEPTEMBER, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


   SIGNATURE                     TITLE


   /s/ T. KENDALL HUNT
   T. Kendall Hunt          Chairman of the Board, Chief Executive
                            Officer, President and Director

   /s/ GREGORY T. APPLE
   Gregory T. Apple         Vice President and Treasurer
                                 (Principal Financial Officer and
                                 Principal Accounting Officer)

   /s/ FORREST D. LAIDLEY
   Forrest D. Laidley       Secretary and Director


   /s/ ROBERT E. ANDERSON
   Robert E. Anderson       Director


   /s/ MICHAEL P. CULLINANE
   Michael P. Cullinane     Director


   /s/ MARIO R. HOUTHOOFT
   Mario R. Houthooft       Director


   /s/ MICHAEL A. MULSHINE
   Michael A. Mulshine      Director